UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2012

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CLEARWATER PAPER CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation)	001-34146 (Commission File Number)	20-3594554 (IRS Employer Identification No.)
601 West Riverside Ave., Suite 1100 Spokane, WA (Address of principal executive offices)	99201 (Zip Code)

Registrant’s telephone number, including area code:  (509) 344-5900

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Clearwater Paper Corporation today announced the decision in the United States District Court for the District of South Carolina in regards to the litigation between Metso Paper USA and First Quality Tissue SE, LLC.  As previously reported in SEC filings, Clearwater Paper contracted with Metso Paper in 2010 to construct a Through-Air-Dried, or TAD, paper machine for Clearwater Paper’s Shelby, NC facility.  First Quality filed a lawsuit to enjoin Metso Paper from delivering a TAD paper machine to Clearwater Paper based on the terms of an agreement between Metso Paper and First Quality. The Court ruled in favor of Clearwater Paper and Metso Paper and denied First Quality’s claim to enjoin Metso Paper from delivering the TAD paper machine to Clearwater Paper.

A press release providing additional details of this announcement is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits

    (d)  Exhibits.

99.1	Press release issued by Clearwater Paper Corporation, dated June 20, 2012: CLEARWATER PAPER COMMENTS ON U.S. DISTRICT COURT DECISION

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 20, 2012

CLEARWATER PAPER CORPORATION

		By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary

Exhibit No.	Description

99.1	Press release issued by Clearwater Paper Corporation, dated June 20, 2012: CLEARWATER PAPER COMMENTS ON U.S. DISTRICT COURT DECISION